UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2015

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(800) 760-9689

Registrant’s telephone number, including area code

North American Energy Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On or about April 27, 2015, Ksix Media Holdings, Inc. (formerly North American Energy Resources, Inc.), a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of KSIX Media, Inc. (“Media”), a Nevada corporation, whose primary business is the operation of a diverse advertising network through its two wholly-owned subsidiaries, KSIX, LLC and Blvd Media Group, LLC, both Nevada limited liability companies. Pursuant to the Agreement, the Company acquired all of the issued and outstanding common stock of Media, 22,600,000 shares, and in exchange issued 28,000,000 restricted shares of its common stock to the Media Shareholders.

PART 2 Financial Information

This statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the matters set forth in this statement. The accompanying consolidated financial statements as of March 31, 2015 and for the three months then ended include the accounts of Media and its wholly owned subsidiaries, KSIX, LLC and Blvd Media Group, LLC. The comparative statements for the three months ended March 31, 2014, include the combined accounts of KSIX, LLC and Blvd Media Group, LLC before their acquisition by Media.

Management’s Discussion and Analysis of Plan of Operations

Ksix Media Holdings, Inc. is a digital advertising agency conglomerate serving customers worldwide. The Company seeks to acquire other niche marketing companies in the digital advertising sector to grow market share and efficiency. Holdings is the parent company of a wholly-owned subsidiary, Ksix Media, Inc., which operates two wholly-owned subsidiaries, Ksix, LLC and Blvd Media Group, LLC, both Nevada limited liability companies.

Ksix, LLC provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. Ksix, LLC works directly with advertisers and other networks to promote advertiser campaigns through their affiliates.

Blvd Media Group, LLC works with online games and web publishers utilizing its proprietary offer wall that promotes hundreds of different advertiser campaigns on a single web page.

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COMPARISON OF THREE MONTHS ENDED MARCH 31, 2015 AND 2014

Revenues during the three months ended March 31, 2015 and 2014 consisted of the following:

	2015	2014

Ksix LLC (“KSIX”)	$833,359	$462,355
Blvd Media Group LLC (“BMG”)	84,630	109,596
Total	$917,989	$571,951

KSIX provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. KSIX works directly with advertisers and other networks to promote advertiser campaigns through their affiliates. KSIX revenues increased $371,004 (80.2%) during the three months ended March 31, 2015 as compared to the prior year period.

BMG works with online games and web publishers utilizing our proprietary Offer Wall that promotes hundreds of different advertiser’s campaigns on a single web page. BMG revenues decreased $24,966 (22.8%) during the three months ended March 31, 2015 as compared to the prior year period.

KSIX drove all revenue growth while the decline at BMG is primarily a result of a switch in demand from desktop games to mobile games.

Costs and expenses during the three months ended March 31, 2015 and 2014 were as follows:

	2015	2014

Cost of revenue	$609,350	$318,443
Depreciation and amortization	95,603	-
Selling, general and administrative	240,259	238,187
Total	$945,212	$556,630

Cost of revenue increased $290,907 (91.4%) during the three months ended March 31, 2015 as compared to the same prior year period. This compares with an increase in KSIX sales of 80.2% partially offset by a decline in BMG sales of 22.8%. Cost of sales in the 2015 period was 66.4% of sales, whereas cost of sales in the 2014 period was 55.7% of sales. The average cost of sales percentage was 62% during the full 2014 calendar year.

Depreciation and amortization in the 2015 quarter of $95,603 is primarily the amortization of the intangible assets acquired effective January 1, 2015.

Selling, general and administrative expense increased $2,072 (0.9%) in the 2015 quarter as compared to the same quarter in 2014.

Selling, general and administrative expense during the three months ended March 31, 2015 and 2014 is as follows:

	2015	2014

Payroll	$134,312	$127,223
Advertising and marketing	8,282	23,945
Professional services	9,013	17,686
Outside contractors	14,792	22,004
Other	73,860	47,329
Total	$240,259	$238,187

Selling, general and administrative expenses increased $2,072 (0.9%) during the three months ended March 31, 2015 as compared to the same prior year period, despite the 60.5% increase in total sales during the same period.

Other income (expense) consists of the following at March 31, 2015 and 2014:

	2015	2014

Interest expense	$(2,331)	$-
Total	$(2,331)	$-

LIQUIDITY AND CAPITAL RESOURCES

The Company has entered into loan agreements to finance the purchase of the operating business of KSIX and BMG and is currently attempting to sell common stock to assist in reducing and retiring this debt. The business is currently in a growth mode, which results in receivables increasing and can cause cash shortages from time to time. The Company expects to obtain credit lines to help in the growth transition.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 13, 2015, the board of directors of KSIX Media Holdings, Inc. (the “Company”) resolved that the company will elect to retain the fiscal year of Ksix Media, Inc. who acquired control of the Company on or about April 27, 2015. This decision will result in a change of the Company’s fiscal year end from April 30th to December 31st and is effective on April 27, 2015. The transition period will be covered in the Form 10-K for the fiscal year ended December 31, 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

KSIX MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

mARCH 31, 2015

KSIX MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$27,833	$37,817
Accounts receivable	725,816	281,658
Prepaid expenses	4,462	4,462
Total current assets	758,111	323,937
Property and equipment less accumulated depreciation of $340 and $7,005, respectively	4,226	4,566
Intangible assets, less accumulated amortization of $95,263	1,047,899	1,143,162
Total assets	$1,810,236	$1,471,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$393,460	$137,562
Accrued expenses	169	762
Advance from related party	246,100	64,600
Notes payable and current portion of long-term debt	435,406	416,645
Total current liabilities	1,075,135	619,569
Long-term debt less current installments	707,500	794,941
Total liabilities	1,782,635	1,414,510
Commitments and contingencies

Stockholders’ deficit:
Preferred stock: $0.001 par value; 30,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized; 22,600,000 shares issued and outstanding at March, 2015 and December 31, 2014, respectively	22,600	22,600
Retained earnings (deficit)	5,001	34,555
Total stockholders’ equity (deficit)	27,601	57,155
Total liabilities and stockholders’ equity (deficit)	$1,810,236	$1,471,665

See accompanying notes to consolidated financial statements.

KSIX MEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the three months ended March 31, 2015

(Unaudited)

Revenue	$917,989
Costs and expenses
Cost of revenue	609,350
Depreciation and amortization	95,603
Selling, general and administrative	240,259
Total costs and expenses	945,212
Operating income (loss)	(27,223)
Other income (expense):
Interest expense	(2,331)
Total other income (expense)	(2,331)
Net Income (loss)	$(29,554)

See accompanying notes to consolidated financial statements.

KSIX MEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the three months ended March 31, 2015

(Unaudited)

Operating activities
Net loss	$(29,554)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	95,603
Changes in operating assets and liabilities:
Accounts receivable (increase) decrease	(444,158)
Accounts payable - increase (decrease)	255,897
Accrued expenses - increase (decrease)	(592)
Net cash used in operating activities	(122,804)
Investing activities
Net cash used in investing activities	-
Financing activities
Advance from related party	183,600
Repayment of advance from related party	(2,100)
Repayment of loans	(68,680)
Net cash provided by financing activities	112,820
Net decrease in cash and cash equivalents	(9,984)
Cash and cash equivalents, beginning of period	37,817
Cash and cash equivalents, end of period	$27,833

Supplemental cash flow information Cash paid for interest and income taxes:
Interest	$2,331
Income taxes	-
Non-cash investing and financing activities:

See accompanying notes to consolidated financial statements.

KSIX MEDIA, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

March 31, 2015

(Unaudited)

1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements as of March 31, 2015 and for the three months then ended include the accounts of KSIX Media, Inc. (“Media”) and its wholly owned subsidiaries, KSix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011 and Blvd. Media Group, LLC (“BMG”), a Nevada limited liability company that was formed on January 29, 2009 (collectively the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

On December 26, 2014, Media acquired the membership interests of KSIX and BMG, as described in Note 3.

The consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These consolidated financial statements have not been audited.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 8-K dated April 24, 2015 and filed on August 10, 2015. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year or any other period.

Business description

KSIX and BMG are internet marketing companies. KSIX is an advertising network designed to create revenue streams for their affiliates and to provide advertisers with increased measurable audience. KSIX provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manages offer tracking, reporting and distribution.

BMG provides the tools for web publishers to drive traffic and increase revenue. BMG’s mission is to monetize the Internet; promoting incentive based advertisements resulting in more clicks, greater lead generation and increased revenues. KSIX and BMG are both Las Vegas based technology companies, advertising network, and SaaS (“Software as a Service”) developers that monetize web based content using custom developed enterprise software applications.

Use of estimates in the presentation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains cash balances at various financial institutions, certain of which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at the insured institutions, may, at times, exceed the federally insured limits. The Company has not experienced any losses in either its insured or uninsured accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are generally due thirty days from the invoice date. The Company has a policy of reserving for uncollectible accounts based on their best estimate of the amount of profitable credit losses in its existing accounts receivable. The Company extends credit to its customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts if required.

The Company determines whether an allowance for doubtful accounts is required by evaluation specific accounts where information indicates the customer may have an inability to meet financial obligations. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when the Company has exhausted their efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate that the Company should abandon such efforts. The Company has determined an allowance for doubtful account is not required at March 31, 2015 and December 31, 2014.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions which at times may be in excess of the FDIC limit. The Company performs ongoing credit evaluations of its customers’ financial condition and, as a consequence, believes that its trade accounts receivable credit risk is limited.

Property and equipment and depreciation policy

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years for computers and related assets. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

When property and equipment are retired or otherwise disposed of, the net book value of the asset is removed from the Company’s books and the net gain or loss is included in the determination of the Company’s income.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605-10 (previously Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition).

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company’s revenues are derived from online advertising sales and on a cost per thousand impressions (“CPM”), cost per lead (“CPL”), cost per action (“CPA”) and flat-fee basis.

●	The Company earns CPM revenue from the display of graphical advertisements. An impression is delivered when an advertisement appears in pages viewed by users. Revenue from graphical advertisement impressions is recognized based on the actual impressions delivered in the period.

●	Revenue from the display of text-based links to the websites of the Company’s advertisers is recognized on a CPC basis, and search advertising is recognized as “click-throughs” occur. A “click-through” occurs when a user clicks on an advertiser’s link.

●	Revenue from advertisers on a CPL basis is recognized in the period the leads are accepted by the client, following the execution of a service agreement and commencement of the services.

●	Under the CPA format, the Company earns revenue based on a percentage or negotiated amount of a consumer transaction undertaken or initiated through its websites. Revenue is recognized at the time of the transaction.

●	Revenue from flat-fee, listings-based services is based on a customer’s subscription to the service for up to twelve months and are recognized on a straight-line basis over the term of the subscription.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also established a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of observable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value.

Level 1 – quoted prices in active markets for identical assets and liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, and tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Through December 31, 2014, KSIX and BMG operated as limited liability companies with common owners and all income and losses were passed through to the owners. Beginning in 2015, the Company became wholly owned by a KSix Media, Inc., a C corporation, which is subject to Federal and state income taxes.

At March 31, 2015, the Company had no accrued interest or penalties relating to any tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state examinations since its inception. The last three years of the Company’s tax years are subject to federal and state tax examination, if applicable.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based on this assessment, management has established a full valuation allowance against all of the deferred tax assets relating to the NOLs for every period because it is more likely than not that all of the deferred tax assets will not be realized.

Impairment of long-lived assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material in its financial position, results of operations, and cash flows when implemented.

2     NOTES PAYABLE AND LONG-TERM DEBT

As of March 31, 2015 and December 31, 2014, notes payable and long-term debt consists of:

	March 31, 2015	December 31, 2014
On October 26, 2011, the Company entered into a Unit Redemption Agreement with an individual to repurchase 2,000,000 Units of ownership representing an approximate 40% interest in the Company for $372,257. The agreement required a down payment of $10,000 and the balance of $362,257 in the form of a promissory note bearing interest at 6% per annum and is payable in equal monthly installments of $7,003, inclusive of interest	$142,906	$161,586
On December 26, 2014, the Company entered into a secured promissory note in the original amount of $950,000 which is due and payable in 24 monthly installments, without interest. The balance is due on January 1, 2017. The note is secured by a pledge agreement of the holder’s former membership units that were acquired with the proceeds. If the Company pays a total of $800,000 by December 31, 2016, the remaining balance of the note will be forgiven	900,000	950,000
Bridge note payable, bearing interest at 9% per annum that matures October 15, 2015	100,000	100,000
	1,142,906	1,211,586
Less current portion	435,406	416,645
Long-term debt	$707,500	$794,941

3     INTANGIBLE ASSETS

Intangible assets consist primarily of the customer lists and related contracts of KSIX and BMG and were recorded at their cost of $1,143,162 upon their acquisition effective January 1, 2015. The Company has determined a useful life of existing contracts of three years and is amortizing the existing cost over that period.

Cost	$1,143,162
Accumulated amortization	(95,263)
Balance	$1,047,899

Amortization expense in current period	$95,263

4     ACQUISITION OF KSIX, LLC AND BLVD MEDIA GROUP, LLC

On December 26, 2015, Media acquired the membership interests of KSIX and BMG, See Note 1. The assets acquired and liabilities assumed are summarized as follows:

Cash	$29,310
Accounts receivable	281,658
Prepaid expenses	4,462
Property and equipment	4,566
Intangible assets	1,143,162
Total assets	1,463,158
Accounts payable and accrued expenses	(138,324)
Notes payable and long-term debt	(261,586)
Net assets acquired	1,063,248
Gain on bargain purchase	(63,248)
Consideration	$1,000,000

KSIX and BMG operating results for the comparative three months ended March 31, 2014 were as follows:

Revenue	$571,951

Net income	$15,321

5     Stockholder’s equity

PREFERRED STOCK

The Company has 30,000,000 shares of its $0.001 par value preferred stock authorized. At March 31, 2015 and December 31, 2014, the Company had no shares issued and outstanding.

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COMMON STOCK

The Company has 465,000,000 shares of its $0.001 par value common stock authorized. At March 31, 2015 and December 31, 2014, the Company had 22,600,000 shares issued and outstanding.

6     RELATED PARTY TRANSACTIONS

The Company’s chief executive officer advanced the Company $246,100, on a non-interest bearing basis, as of March 31, 2015, which was used for working capital. The advance activity is summarized as follows:

Balance, December 31, 2014	$64,600
Additional advances during the period	183,600
Repayments during the period	(2,100)
Balance, March 31, 2015	$246,100

7     SUBSEQUENT EVENTS

The Company has evaluated events occurring subsequent to June 30, 2015 through August 25, 2015, the date these financial statements were available to be issued. There were no material subsequent events as of that date which would require disclosure in or adjustments to those financial statements.

On or about April 27, 2015, KSIX Media Holdings, Inc. (formerly “North American Energy Resources, Inc.” the Registrant), a Nevada corporation, (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of KSIX Media, Inc., a Nevada corporation, whose primary business is the operation of a diverse advertising network through its wholly-owned subsidiaries KSIX and BMG, both Nevada limited liability companies. Pursuant to the Agreement, the Company acquired 22,600,000 shares of common stock of KSIX Media, Inc. from its shareholders in exchange for 28,000,000 restricted shares of its common stock. By July 31, 2015, the Company had completed the change of its name from North American Energy Resources, Inc. to KSIX Media Holdings, Inc. Prior to the consummation of the stock exchange agreement, North American Energy Resources, Inc. had an April 30 year end and KSIX Media, Inc. had a December 31 year end. The board of directors elected to change the year end to December 31 and assumed the operating year end of KSIX Media, Inc. Accordingly, in the future, the Company will file its quarterly reports on the calendar quarters ended March 31, June 30 and September 30 and its Form 10-K with a December 31 year end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ksix Media Holdings, Inc.

August 27, 2015	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer